Exhibit 99.1

China Armco Metals Reports Financial Results for the Third Quarter Ended September 30, 2010

SAN MATEO, CA--(November 15, 2010) - China Armco Metals, Inc. (AMEX:CNAM), a distributor of imported metal ore and metal recycler with a new state of the art scrap metal recycling facility in China, today announced its financial results for the third quarter of 2010.
Nine Months and Third Quarter 2010 Financial Results

Net revenues for the first nine months of 2010 were $44.3 million compared to the $55.2 million recorded in the first nine months of 2009. The decrease in revenue is largely due to a continued decline in customer demand that began midway through the second quarter of 2010 resulting from the Chinese government measures to prevent the real estate industry from overheating coupled with government imposed energy restrictions in at least 18 provinces that began in September 2010 in an effort to meet the energy consumption and emissions targets set by the 11th Five Year Plan (2006-2010) affecting output in the steel industry.  Net revenues for the third quarter of 2010 were $18.7 million compared to the $27.3 million recorded in the third quarter of 2009 and reflect a significant drop in demand for metal ores from our steel customers resulting from these restrictive government policies. In the third quarter of 2010 we also experienced power blackouts at our recycling facility which caused our facility to be idled for two weeks during this period of time.  Management anticipates that energy restrictions will continue for the remainder of 2010 affecting both our distribution and recycling operations in the fourth quarter.

Gross margins for the third quarter of 2010 improved to 4.9% as compared to 3.8% in the third quarter of 2009 resulting in gross profit of $914,000 and $1.0 million respectively.  Operating expenses for the third quarter of 2010 were $1.0 million, as compared to $453,000 in the third quarter of 2009. Increases in operating expenses which are comprised of selling expenses and general and administrative expenses, were a result of stock based compensation, increases in operational costs in our U.S. offices and costs associated with additional staff in our metal recycling operations.

We recorded a net loss of ($400,000) inclusive of $15,000 in income taxes for the third quarter of 2010 compared to a net loss of ($1.4) million recorded for the third quarter of 2009 inclusive of a one-time adjustment in tax accruals resulting in income taxes of $1.1 million.  We recorded a loss per diluted share of ($0.03) in the third quarter of 2010 as compared to a loss per diluted share of ($0.14) recorded in the third quarter of 2009. The net loss for the first nine months of 2010 was ($594,000) or ($0.04) per diluted share as compared to net income of $2.0 million or $0.20 per diluted share for the first nine months of 2009.

Our September 30, 2010 balance sheet reflects the efforts we have made to position our company for business expansion with shareholder equity reaching $44.0 million and cash of $3.6 million as compared to December 31, 2009, where shareholder equity was $17.1 million with cash of $744,000.  Working capital also increased to $9.5 million as compared to $5.3 million in December 31, 2009.

Our performance in the third quarter of 2010 was affected by a number of governmental and macroeconomic factors taking place in China. While management sees the power restrictions ending by the end of 2010 it remains uncertain as to the extent and duration of the power restrictions for the fourth quarter.  Management believes there will be sufficient demand for our scrap metal to enable us to quickly recover following the end of the energy restrictions beginning in 2011 and also believes results from our distribution business will significantly improve with the lifting of restrictions as steel output resumes on a more normal level.   We will further discuss our operating results during the conference call today, November 15, 2010 at 5:00PM EST.

Commenting on China Armco Metals' financial performance, Kexuan Yao, its CEO and Chairman stated, "We faced temporary external challenges in the third quarter which negatively affected our operations and while these conditions will still remain in the fourth quarter of 2010 we remain on strong financial footing and are poised to rapidly accelerate our growth beginning in 2011. We believe we have the right management team and are positioned in the right business segments to achieve exceptional results for our company and shareholders.  We are confident that as we navigate through these short term challenges we will emerge as a significant leader in metal recycling for years to come.”

China Armco Metals Conference Call to discuss the Company’s financial results for the second quarter of 2010.

The conference call will take place at 5:00 p.m. EST on Monday, November 15, 2010. Anyone interested in participating should call (877) 407-9210 if calling within the United States or (201) 689-8049 if calling internationally approximately 5 to 10 minutes prior to 5:00 p.m. Participants should ask for the China Armco Metals Third Quarter 2010 Financial Results conference call.
This call is being webcast at: http://www.investorcalendar.com/IC/CEPage.asp?ID=162515
The playback of the webcast can be accessed until February 15, 2011. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit:

http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Armco Metals, Inc.

China Armco Metals, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals throughout the PRC and has entered the recycling business with the recent launch of operations of a 1-million ton per year shredder and recycler of metals located on 32 acres of land. China Armco maintains customers throughout China which includes the fastest growing steel producing mills and foundries in the PRC. Raw materials are supplied from global suppliers in India, Hong Kong, Nigeria, Brazil, Turkey, and the Philippines. China Armco's product lines include ferrous and non-ferrous ore, iron ore, chrome ore, nickel ore, magnesium, copper ore, manganese ore and steel billet. The recycling facility is expected to be capable of recycling one million metric tons of scrap metal per year which will position China Armco as one of the 10 largest recyclers of scrap metal in China. China Armco estimates the recycled metal market in China as 70 million metric tons. For more information about China Armco, please visit http://www.armcometals.com.

CHINA ARMCO METALS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$3,553,832	$743,810
Pledged deposits	3,078,438	779,169
Accounts receivable, net	20,882,226	28,390,528
Inventories	9,245,620	496,149
Advance on purchases	1,750,426	3,903,782
Prepaid value added taxes	1,105,337	-
Prepayments and other current assets	5,212,808	3,513,538
Total Current Assets	44,828,687	37,826,976

INVESTMENT in Apollo Minerals	3,396,658	-
PROPERTY, PLANT AND EQUIPMENT, net	32,741,540	19,642,861
LAND USE RIGHT, net	2,167,899	2,158,234
Total Assets	$83,134,784	$59,628,071

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans payable	8,168,507	17,021,558
Current maturities of long-term debt	4,478,882	2,193,881
Accounts payable	16,735,082	6,841,584
Advances from stockholder	1,029,679	35,475
Customer deposits	2,265,186	2,453,098
Corporate income tax payable	1,086,580	1,990,277
Value added tax and other taxes payable	84,231	1,312,455
Accrued expenses and other current liabilities	1,436,723	654,756
Total Current Liabilities	35,284,870	32,503,084

LONG-TERM DEBT	3,732,402	6,581,641
DERIVATIVE LIABILITY	136,500	3,417,974
Total Liabilities	39,153,772	42,502,699

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, $0.001 par value, 74,000,000 shares authorized,
15,274,282 and 10,310,699 shares issued and outstanding	15,274	10,310
Additional paid-in capital	30,875,345	2,556,966
Deferred compensation	(2,340,698)	(676,500)
Retained earnings	14,342,813	14,936,915
Accumulated other comprehensive income:	1,088,278	297,681
Total Stockholders' Equity	43,981,012	17,125,372
Total Liabilities and Stockholders' Equity	$83,134,784	$59,628,071

See accompanying notes to unaudited consolidated financial statements.

CHINA ARMCO METALS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
NET REVENUES	$18,682,407	$27,312,276	44,258,579	55,207,948
COST OF GOODS SOLD	17,768,877	26,279,225	42,589,285	49,542,143
GROSS PROFIT	913,530	1,033,051	1,669,294	5,665,805

OPERATING EXPENSES:
Selling expenses	154,168	139,503	876,265	551,899
General and administrative expenses	876,475	313,268	2,078,469	905,869
Total operating expenses	1,030,643	452,771	2,954,734	1,457,768

(LOSS) INCOME FROM OPERATIONS	(117,113)	580,280	(1,285,440)	4,208,037

OTHER EXPENSE (INCOME):
Interest expense	75,563	56,727	154,822	148,865
Import and export agency income	-	-	-	(52,335)
Gain from vendor price adjustment	-	-	(963,259)	-
Loss (gain) on change in fair value of
derivative liability	13,215	573,544	(92,912)	648,268
Loss on forward foreign currency contracts	-	12,079	-	-
Loan guarantee expense	93,749	-	125,332	-
Other expense (income)	84,523	236,181	(62,724)	333,353
Total other expense (income)	267,050	878,531	(838,741)	1,078,151
(LOSS) INCOME BEFORE TAXES	(384,163)	(298,251)	(446,699)	3,129,886

INCOME TAXES	15,531	1,140,343	147,403	1,140,418

NET (LOSS) INCOME	(399,694)	(1,438,594)	(594,102)	1,989,468

OTHER COMPREHENSIVE
INCOME (LOSS)
Foreign currency translation gain (loss)	687,549	40,869	790,597	(17,531)

COMPREHENSIVE INCOME (LOSS)	287,855	(1,397,725)	196,495	1,971,937

NET (LOSS) EARNINGS PER COMMON
SHARE - BASIC AND DILUTED:
(Loss) earnings per share - Basic	$(0.03)	$(0.14)	$(0.04)	$0.20
(Loss) earnings per share - Diluted	$(0.03)	$(0.14)	$(0.04)	$0.20

Weighted average common shares
outstanding - basic	15,266,783	10,104,449	13,309,075	10,100,589
Weighted average common shares
outstanding - diluted	15,266,783	10,104,449	13,309,075	10,100,589

See accompanying notes to unaudited consolidated financial statements.

Safe Harbor Statement
In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Armco Metals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income, earnings, scrap metal recycling production and the extent of government imposed blackouts and the adverse impact on our recycling operations and distribution business, as well as our revenues in during the balance of fiscal 2010. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

·	China’s restrictive energy policy is adversely impacting our operations.
·	Continued global economic weakness is expected to reduce demand for our products.
·	Our ability to obtain sufficient capital to fund our planned expansion and construction of a scrap metal recycling facility.
·	Fluctuations in raw material prices may affect our operating results as we may not be able to pass on cost increases to customers.
·	Our ability to manage growth in operations to maximize our potential growth and achieve our expected revenues.
·	Our organic growth strategy, if unsuccessful, may result in a negative impact on our growth, financial condition, results of operations and cash flow.
·	Our ability to successfully complete construction of our proposed scrap metal recycling facility, or, even if constructed, our ability to operate the proposed recycling facility profitably.
·	Our ability to successfully implement our acquisition growth strategy and meet growth and revenue expectations.
·
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

·	Our dependence on our key management personnel.
·	Our inability to meet the accelerated filing and internal control reporting requirements imposed by the SEC.
·	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
·	The impact on future inflation in China on economic activity in China.
·	The impact of any recurrence of severe acute respiratory syndrome, or SAR’s, or another widespread public health problem.
·	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in China.
·	Our ability to enforce our rights due to policies regarding the regulation of foreign investments in China.
·
The restrictions imposed under recent regulations relating to offshore investment activities by Chinese residents and the increased administrative burden we face and the creation of regulatory uncertainties that may limit or adversely affect our ability to complete the business combination with our PRC based subsidiaries.

·	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
·	Our ability to establish adequate management, legal and financial controls in the PRC.
·	The provisions of our articles of incorporation and bylaws which may delay or prevent a takeover which may not be in the best interests of our shareholders.
·	Our controlling stockholders may take actions that conflict with your interests.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009.

Contact:
China Armco Metals, Inc.
Richard Galterio
U.S. Representative
954-363-7333
ir@armcometals.com